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                                                                  EXHIBIT 3B
                           WPS RESOURCES CORPORATION

                                   BY-LAWS

                          Effective December 9, 1993


                             ARTICLE I.  OFFICES


      1. THE PRINCIPAL OFFICE of the Corporation in the State of Wisconsin shall be in the City of Green Bay. The Corporation may also have offices at such other places, within and outside of the State of Wisconsin, as the Board of Directors may designate or as the business of the Corporation may require.

      2. REGISTERED OFFICE. The Board of Directors shall designate the registered office of the Corporation and may change such registered office by resolution.


                          ARTICLE II.  SHAREHOLDERS

      1. THE ANNUAL MEETING of the shareholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held each year not later than the fourth Tuesday in May, on the date designated by the Board of Directors and specified in the notice of meeting. If the election of directors shall not be held on the day designated for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient.

      2. SPECIAL MEETINGS of the shareholders may be called by the Chairman of the Board of Directors or the President or the Secretary, or by resolution of the Board of Directors. The Corporation shall call a special meeting of shareholders in the event that the holders of at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation one or more written demands for the meeting describing one or more purposes for which it is to be held. The Corporation shall give notice of such a special meeting within thirty days after the date that the demand is delivered to the Corporation.
If the holders of the Preferred Stock shall become entitled, as provided by
Article II of the Articles of Incorporation, to elect members of the Board of Directors, special meetings of the shareholders shall be held upon call as provided in said Article III.

      3. PLACE OF MEETING. Each meeting of shareholders, annual or special, shall be held at the principal office of the Corporation unless another place, either within or without the State of Wisconsin, has been designated by the Board of Directors and specified in the notice of such meeting, but any meeting of shareholders may be adjourned to reconvene at any place designated by a majority of the shares represented at such meeting.


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      4.    NOTICE OF MEETINGS.  Written notice stating the date, time and place of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting (unless a different time is provided by the Wisconsin Business Corporation Law or the Articles of Incorporation) to each shareholder of record entitled to vote at such meeting and to such other persons as required by the Wisconsin Business Corporation Law. Such notice shall be given by or at the direction of the officer or persons calling the meeting and shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder of record at his address as it appears in the records of the Corporation.

            a. If any meeting of the shareholders is adjourned to another time or place, no notice of such adjourned meeting need be given other than by announcement thereof at the meeting at which such adjournment is taken; provided, however, that if a new record date for an adjourned meeting is or must be fixed, the Corporation shall give notice of the adjourned meeting to persons who are shareholders as of the new record date.

            b. In connection with the election of members of the Board of Directors by the holders of the Preferred Stock pursuant to Article III of the Articles of Incorporation, the Corporation shall prepare and mail to the holders of record of Preferred Stock such proxy forms, communications and documents as may be deemed appropriate and as may be required by any governmental authority having jurisdiction thereof.

      5. WAIVER OF NOTICE. A shareholder may waive any notice required by the Wisconsin Business Corporation Law, the Articles of Incorporation or these By-laws before or after the date and time stated in the notice. The waiver shall be in writing and signed by the shareholder entitled to the notice, contain the same information that would have been required in the notice under applicable provisions of the Wisconsin Business Corporation Law (except that the time and place of meeting need not be stated) and be delivered to the Corporation for inclusion in the corporate records. A shareholder's attendance at a meeting, in person or by proxy, waives objection to all of the following: (a) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting; and (b) consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

      6. FIXING OF RECORD DATE. The Board of Directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of and to vote at any meeting of shareholders, shareholders entitled to demand a special meeting as contemplated by Section 2 of this Article II, shareholders entitled to take any other action, or shareholders for any other purpose. Such record date shall not be more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed by the Board of Directors or by the Wisconsin Business Corporation Law for the determination

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of shareholders entitled to notice of and to vote at a meeting of shareholders, the record date shall be the close of business on the day before the first notice is given to shareholders. If no record date is fixed by the Board of Directors or by the Wisconsin Business Corporation Law for the determination of shareholders entitled to demand a special meeting as contemplated in Section 2 of this Article II, the record date shall be the date that the first shareholder signs the demand. Except as provided by the Wisconsin Business Corporation Law for a court-ordered adjournment, a determination of shareholders entitled to notice of and to vote at a meeting of shareholders is effective for any adjournment of such meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. The record date for determining shareholders entitled to a distribution (other than a distribution involving a purchase, redemption or other acquisition of the Corporation's shares) or a share dividend is the date on which the Board of Directors authorized the distribution or share dividend, as the case may be, unless the Board of Directors fixes a different record date.

      7. SHAREHOLDERS' LIST FOR MEETINGS. After a record date for a special or annual meeting of shareholders has been fixed, the Corporation shall prepare a list of the names of all of the shareholders entitled to notice of the meeting. The list shall be arranged by class or series of shares, if any, and show the address of and number of shares held by each shareholder. Such list shall be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing to the date of the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder or his or her agent may, on written demand, inspect and, subject to the limitations imposed by the Wisconsin Business Corporation Law, copy the list, during regular business hours and at his or her expense, during the period that it is available for inspection pursuant to this Section. The Corporation shall make the shareholders' list available at the meeting and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment thereof. Refusal or failure to prepare or make available the shareholders' list shall not affect the validity of any action taken at a meeting of shareholders.

      8. QUORUM AND VOTING REQUIREMENTS. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Pursuant to
Article IV of the Articles of Incorporation, except as otherwise provided by law or in or pursuant to the provisions of Article III of the Articles of Incorporation, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. If a quorum exists, except in the case of the election of

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directors, action on a matter shall be approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or the Wisconsin Business Corporation Law requires a greater number of affirmative votes. Unless otherwise provided in the Articles of Incorporation, each director shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present. Though less than a quorum of the outstanding votes of a voting group are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

      9. PROXIES. At all meetings of shareholders, a shareholder may vote his or her shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by his or her attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the Corporation authorized to tabulate votes. An appointment is valid for eleven months from the date of its signing unless a different period is expressly provided in the appointment form.

      10. ACCEPTANCE OF INSTRUMENTS SHOWING SHAREHOLDER ACTION. If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of a shareholder. If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a shareholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if any of the following apply:

            (a) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity.

            (b) The name purports to be that of a personal representative, administrator, executor, guardian or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation is presented with respect to the vote, consent, waiver or proxy appointment.

            (c) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation is presented with respect to the vote, consent, waiver or proxy appointment.

            (d) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder is presented with respect to the vote, consent, waiver or proxy appointment.

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            (e)   Two or more persons are the shareholders as co-tenants or
      fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

      The Corporation may reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent of the Corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.


                        ARTICLE III.  BOARD OF DIRECTORS

      1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board shall determine the nature and character of the business to be conducted by the Corporation and the method of doing so; what employees, agents and officers shall be employed and their compensation; and what purchases or contracts for purchase shall be made. The Board may delegate any of its aforesaid powers to committees or to officers, agents or employees as it may from time to time determine.

      2. NUMBER OF DIRECTORS. The number of directors of the Corporation shall be nine (9), divided into three (3) classes of three (3) directors each (Class A, Class B and Class C).

      3. TERM. At the 1994 annual meeting of shareholders, the directors of Class A shall be elected for a term to expire at the first annual meeting of shareholders after their election, and until their successors are elected and qualify, the directors of Class B shall be elected for a term to expire at the second annual meeting of shareholders after their election, and until their successors are elected and qualify, and the directors of Class C shall be elected for a term to expire at the third annual meeting of shareholders after their election and until their successors are elected and qualify. At each annual meeting of shareholders after the 1988 annual meeting of shareholders the successors to the class of directors whose terms shall expire at the time of such annual meeting shall be elected to hold office until the third succeeding annual meeting of shareholders, and until their successors are elected and qualify.

      4. QUALIFICATIONS. No director shall be eligible for re-election after attaining the age of seventy (70) years. Directors need not be shareholders of the Corporation or residents of the State of Wisconsin.

      5. MEETINGS. The Board of Directors shall hold its meetings at such place or places, within or without the State of Wisconsin, as the Board may from time to time determine.

            a. A meeting of the Board of Directors, to be known as the annual meeting, may be held, without notice, immediately after and at the same place as the annual meeting of the shareholders at which such Board is elected, for the purpose of electing the officers of the

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      Corporation and to transact such other business as may come before the
      Board. Such annual meeting may be held at a different place than the annual meeting of shareholders and/or on a date subsequent to the annual meeting of shareholders, if notice of such different place and/or date has been given to or waived by all the directors.

            b. Regular meetings of the Board of Directors may be held without call and without notice, at such times and in such places as the Board may by resolution from time to time determine.

            c. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the Chief Executive Officer and shall be called by the Secretary of the Corporation upon the written request of three or more directors.

      6. NOTICE; WAIVER. Notice of each special meeting of the Board of Directors shall be given by written notice delivered or communicated in person, by telegraph, teletype, facsimile or other form of wire or wireless communication, or by mail or private carrier, to each director at his business address or at such other address as such director shall have designated in writing filed with the Secretary, in each case not less than forty-eight hours prior to the meeting. The notice need not prescribe the purpose of the special meeting of the Board of Directors or the business to be transacted at such meeting. If mailed, such notice shall be deemed to be effective when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be effective when the telegram is delivered to the telegraph company. If notice is given by private carrier, such notice shall be deemed to be effective when delivered to the private carrier. Whenever any notice whatever is required to be given to any director of the Corporation under the Articles of Incorporation or these By-laws or any provision of the Wisconsin Business Corporation Law, a waiver thereof in writing, signed at any time, whether before or after the date and time of meeting, by the director entitled to such notice shall be deemed equivalent to the giving of such notice. The Corporation shall retain any such waiver as part of the permanent corporate records. A director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

      7. QUORUM. Except as otherwise provided by the Wisconsin Business Corporation Law or by the Articles of Incorporation or these By-laws, a majority of the number of directors specified in Section 2 of Article III of these By-laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. Except as otherwise provided by the Wisconsin Business Corporation Law or by the Articles of Incorporation or by these By-laws, a quorum of any committee of the Board of Directors created pursuant to Section 3 hereof shall consist of a majority of the number of directors appointed to serve on the committee. A majority of the directors present (though less than such quorum) may adjourn any meeting of the Board of

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Directors or any committee thereof, as the case may be, from time to time without further notice.

      8. MANNER OF ACTING. The affirmative vote of a majority of the directors present at a meeting of the Board of Directors or a committee thereof at which a quorum is present shall be the act of the Board of Directors or such committee, as the case may be, unless the Wisconsin Business Corporation Law, the Articles of Incorporation or these By-laws require the vote of a greater number of directors.

      9. MINUTES OF MEETINGS. Minutes of any regular or special meeting of the Board of Directors shall be prepared and distributed to each director.

      10. VACANCIES. Vacancies occurring in the Board of Directors shall be filled in the manner provided in Article V of the Articles of Incorporation.

      11. COMPENSATION. The Board of Directors, irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the Corporation.

      12. PRESUMPTION OF ASSENT. A director who is present and is announced as present at a meeting of the Board of Directors or any committee thereof created in accordance with Section 13 of this Article III, when corporate action is taken, assents to the action taken unless any of the following occurs: (a) the director objects at the beginning of the meeting or promptly upon his or her arrival to holding the meeting or transacting business at the meeting; (b) the director's dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) the director delivers written notice that complies with the Wisconsin Business Corporation Law of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. Such right of dissent or abstention shall not apply to a director who votes in favor of the action taken.

      13. COMMITTEES. The Board of Directors by resolution adopted by the affirmative vote of a majority of all of the directors then in office may create one or more committees, appoint members of the Board of Directors to serve on the committees and designate other members of the Board of Directors to serve as alternates. Each committee shall have two or more members who shall, unless otherwise provided by the Board of Directors, serve at the pleasure of the Board of Directors. A committee may be authorized to exercise the authority of the Board of Directors, except that a committee may not do any of the following: (a) authorize distributions; (b) approve or propose to shareholders action that the Wisconsin Business Corporation Law requires to be approved by shareholders; (c) fill vacancies on the Board of Directors or,

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unless the Board of Directors provides by resolution that vacancies on a committee shall be filled by the affirmative vote of the remaining committee members, on any Board committee; (d) amend the Corporation's Articles of Incorporation; (e) adopt, amend or repeal By-laws; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; and (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee to do so within limits prescribed by the Board of Directors. Unless otherwise provided by the Board of Direc-tors in creating the committee, a committee may employ counsel, accountants and other consultants to assist it in the exercise of its authority.

      14. TELEPHONIC MEETINGS. Except as herein provided and notwithstanding any place set forth in the notice of the meeting or these By-laws, members of the Board of Directors (and any committees thereof created pursuant to Section 13 of this Article III) may participate in regular or special meetings by, or through the use of, any means of communication by which all participants may simultaneously hear each other, such as by conference telephone. If a meeting is conducted by such means, then at the commencement of such meeting the presiding officer shall inform the participating directors that a meeting is taking place at which official business may be transacted. Any participant in a meeting by such means shall be deemed present in person at such meeting. If action is to be taken at any meeting held by such means on any of the following: (a) a plan of merger or share exchange; (b) a sale, lease, exchange or other disposition of substan-tial property or assets of the Corporation; (c) a voluntary dissolution or the revocation of voluntary dissolution proceedings; or (d) a filing for bankruptcy, then the identity of each director participating in such meeting must be verified by the disclosure at such meeting by each such director of each such director's social security number to the secretary of the meeting before a vote may be taken on any of the foregoing matters. For purposes of the preceding clause (b), the phrase "sale, lease, exchange or other disposition of substantial property or assets" shall mean any sale, lease, exchange or other disposition of property or assets of the Corporation having a net book value equal to 10% or more of the net book value of the total assets of the Corporation on and as of the close of the fiscal year last ended prior to the date of such meeting and as to which financial statements of the Corporation have been prepared but shall exclude any mortgage, pledge or encumbering of property or assets or the dedication thereof to the repayment of indebtedness, whether with or without recourse, and whether or not in the usual and regular course of business. Notwithstanding the foregoing, no action may be taken at any meeting held by such means on any particular matter which the presiding officer determines, in his or her sole discretion, to be inappropriate under the circumstances for action at a meeting held by such means. Such determination shall be made and announced in advance of such meeting.

      15. ACTION WITHOUT MEETING. Any action required or permitted by the Wisconsin Business Corporation Law to be taken at a meeting of the Board of Directors or a committee thereof created pursuant to Section 13 of this

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Article III may be taken without a meeting if the action is taken by all members of the Board or of the committee. The action shall be evidenced by one or more written consents describing the action taken, signed by each director or committee member and retained by the Corporation. Such action shall be effective when the last director or committee member signs the consent, unless the consent specifies a different effective date.


                         ARTICLE IV.  OFFICERS

      1. THE PRINCIPAL OFFICERS of the Corporation required by statute shall be a President, such number of Vice Presidents as may be elected by the Board of Directors, a Secretary, and a Treasurer. The Board of Directors may elect from among the directors a Chairman of the Board of Directors and a Vice Chairman of the Board of Directors, may designate such Chairman, Vice Chairman or any principal officer as the Chief Executive Officer, may elect such assis-tant secretaries and assistant treasurers and other officers as it shall deem necessary, and may prescribe by resolution their respective powers and duties.

      2. THE PRESIDENT shall be elected by the directors. Unless the Board of Directors otherwise prescribes, he shall be the Chief Executive Officer of the Corporation. In the event that the President is not the Chief Executive Officer, he shall have such powers and duties as the Board of Directors may prescribe.

      3. IF A CHAIRMAN OF THE BOARD OF DIRECTORS shall be elected, he shall preside as Chairman of all meetings of the shareholders and of the Board of Directors. He shall have such other authority as the Board may from time to time prescribe. If there is no Chairman of the Board, or in the absence of the Chairman, the presiding officer at meetings of the shareholders, and of the Board of Directors shall be another officer in the following order of priority: Vice Chairman of the Board of Directors, President and Vice Presi-dents (subject, however, to Section 5 of this Article).

      4. THE CHIEF EXECUTIVE OFFICER shall exercise active supervision over the business, property and affairs of the Corporation.

            a. The Chief Executive Officer shall have authority, subject to such rules as may be prescribed from time to time by the Board or its committees, to appoint agents or employees other than those elected by the Board, to prescribe their powers and duties, and to delegate such authority as he may see fit. Any agent or employee not elected by the Board shall hold office at the discretion of the Chief Executive Officer or other officer employing him.

            b. The Chief Executive Officer is authorized to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, notes, debentures, contracts, leases, reports and other documents and instruments, except where the signing and execution thereof by some other officer or agent shall be expressly authorized and directed by law or by the Board or by these By-laws. Unless otherwise provided by law or by the Board, the Chief Executive Officer may authorize any officer,

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      employee or agent to sign, execute and acknowledge, on behalf of the
      Corporation, and in his place and stead, all such documents and instruments.

            c. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer, or a proxy appointed by him, shall have full power and authority, in the name of and on behalf of the Corporation, to attend, act, and vote at any meeting of the shareholders of any other corporation in which the Corporation may hold shares of stock. At any such meeting, he shall possess and may exercise any and all rights and powers incident to the ownership of shares of stock.

            d. The Chief Executive Officer shall have such other powers and perform such other duties as are incident to the office of Chief Executive Officer and as may be prescribed by the Board.

      5. VICE PRESIDENTS. In the absence of the President or during his inability or refusal to act, his powers and duties shall temporarily devolve upon such Vice Presidents or other officers as shall be designated by the Board of Directors or, if not designated by the Board, by the Chief Executive officer or other officer to whom such power may be delegated by the Board; PROVIDED, that no Vice President or other officer shall act as a member or chairman of any committee of the Board of Directors of which the President is a member or chairman, except at the direction of the Board.

            a. Each Vice President shall have such powers and perform such other duties as may be assigned to him by the Board or by the President, including the power to sign, execute and acknowledge all documents and instruments referred to in Section 4 of this Article.

            b. The Board may assign to any Vice President, general supervision and charge over any branch of the business and affairs of the Corporation, subject to such limitations as it may elect to impose.

            c. The Board of Directors may, if it chooses, designate one or more of the Vice Presidents "Executive Vice President" with such powers and duties as the Board shall prescribe.

      6. THE SECRETARY shall attend, and keep the minutes of, meetings of the shareholders, of the Board of Directors and, unless otherwise directed by any such committee, of all committees, in books provided for that purpose; shall have custody of the corporate records and seal; shall see that notices are given and records and reports properly kept and filed as required by law or by these By-laws; and, in general, shall have such other powers and perform such other duties as are incident to the office of Secretary and as may be assigned to him by the Board of Directors or the Chief Executive Officer.

      7. ASSISTANT SECRETARIES. In the absence of the Secretary, or during his inability or refusal to act, his powers and duties shall temporarily devolve upon such one of the Assistant Secretaries as the President or the Board of Directors may direct. The Assistant Secretaries shall have such

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other powers and perform such other duties as may be assigned to them by the
Board, the Chief Executive Officer or the Secretary.

      8. THE TREASURER shall have charge and custody of the funds, securities and other evidences of value of the Corporation, and shall keep and deposit them as required by the Board of Directors. He shall keep proper accounts of all receipts and disbursements and of the financial transactions of the Corporation. He shall render statements of such accounts and of money received and disbursed by him and of property and money belonging to the Corporation as required by the Board. The Treasurer shall have such other powers and perform such other duties as are incident to the office of Treasurer and as from time to time may be prescribed by the Board or the Chief Executive officer.

      9. ASSISTANT TREASURERS. In the absence of the Treasurer, or during his inability or refusal to act, his powers and duties shall temporarily devolve upon such one of the Assistant Treasurers as the President or the Board of Directors may direct. The Assistant Treasurers shall have such other powers and perform such other duties as from time to time may be assigned to them, respectively, by the Board, the Chief Executive Officer or the Treasurer.

      10. OTHER ASSISTANTS AND ACTING OFFICERS. The Board of Directors shall have the power to appoint any person to act as assistant to any officer, or as agent for the Corporation in his or her stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors or an authorized officer shall have the power to perform all the duties of the office to which he or she is so appointed to be an assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

      11. COMPENSATION. The salaries or other compensation of all officers elected as provided under Section 1 of this Article (other than assistant officers) shall be fixed from time to time by the Board of Directors. The salaries or other compensation of all other agents and employees of the Corporation shall be fixed from time to time by the Chief Executive Officer, but only within such limits as to amount, and in accordance with such other conditions as may be prescribed by or under the authority of the Board of Directors.

      12. TENURE. Each officer shall hold office until his successor shall have been duly elected and qualified, or until his death, resignation, disqualification or removal. Any officer, agent or employee may be removed, with or without cause, at any time by the Board of Directors notwithstanding the contract rights, if any, of the officer removed. The appointment of an officer does not of itself create contract rights.

      13. RESIGNATION. An officer may resign at any time by delivering notice to the Corporation that complies with the Wisconsin Business Corporation Law. The resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date and the Corporation accepts the later effective date.

      14. VACANCIES. Any vacancy in any office may be filled by the Board of Directors for the unexpired portion of the term. If a resignation of an officer is effective at a later date as contemplated by Section 13 of this
Article IV, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor may not take office until the effective date.

      15. REASSIGNMENT OF DUTIES. In case of the absence or disability of any officer of the Corporation, or for any other reason deemed sufficient by the Board of Directors, the Board may reassign or delegate the powers and duties, or any of them, to any other officer, director, or person it may select.


              ARTICLE V. CERTIFICATES FOR AND TRANSFER OF SHARES

      1. FORM. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered for the transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except in case of a lost or destroyed certificate provided for in Section 4 of this Article V or a certificate for shares transferred in compliance with the escheat laws of any state.

      2. SIGNATURES. Certificates representing shares of the Corporation shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary; and may be sealed with the seal of the Corporation (which may be a facsimile) and countersigned and registered in such manner, if any, as the Board of Directors may prescribe. Whenever any certificate is manually signed on behalf of a transfer agent, or a registrar, other than the Corporation itself or an employee of the Corporation, the signatures of the President, Vice President, Secretary or Assistant Secretary, upon such certificate may be facsimiles. In case any officer who has signed, or whose facsimile signature has been placed upon such certificate, ceases to be such officer before such certificate is issued, it may be issued with the same effect as if he were such officer at the date of its issue.

      3. RESTRICTIONS ON TRANSFER. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the Corporation upon the transfer of such shares.

      4. LOST, DESTROYED OR STOLEN CERTIFICATES. Where the owner claims that his certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, (b) files with the Corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

      5. TRANSFER OF SHARES. Prior to due presentment of a certificate for shares for registration of transfer the Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and powers of an owner. Where a certificate for shares is presented to the Corporation with a request to register for transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the Corporation had no duty to inquire into adverse claims or has discharged any such duty. The Corporation may require reasonable assurance that said endorsements are genuine and effective and compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.

      6. CONSIDERATION FOR SHARES. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the Corporation. Before the Corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for the shares to be issued is adequate. The determination of the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable. The Corporation may place in escrow shares issued in whole or in part for a contract for future services or benefits, a promissory note, or otherwise for property to be issued in the future, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the benefits or property are received or the promissory note is paid. If the services are not performed, the benefits or property are not received or the promissory note is not paid, the Corporation may cancel, in whole or in part, the shares escrowed or restricted and the distributions credited.

      7. OTHER RULES. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation, including the appointment and designation of Transfer Agents and Registrars.


            ARTICLE VI.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

      1.    MANDATORY INDEMNIFICATION.

            a. In all cases other than those set forth in Section 1b hereof, subject to the conditions and limitations set forth hereinafter in this Article VI, the Corporation shall indemnify and hold harmless any person who is or was a party, or is threatened to be made a party, to any Action (see Section 16 of this Article VI for definitions of capitalized terms used herein) by reason of his or her status as an Executive, and/or as to acts performed in the course of such Executive's duties to the Corporation and/or an Affiliate, against Liabilities and reasonable Expenses incurred by or on behalf of an Executive in connection with any Action, including, without limitation, in connection with the investigation, defense, settlement or appeal of any Action; provided, pursuant to Section 3, that it is not determined by the Authority, or by a court, that the Executive engaged in misconduct which constitutes a Breach of Duty.

            b. To the extent an Executive has been successful on the merits or otherwise in connection with any Action, including, without limitation, the settlement, dismissal, abandonment or withdrawal of any such Action where the Executive does not pay, incur or assume any material Liabilities, or in connection with any claim, issue or matter therein, he or she shall be indemnified by the Corporation against reasonable Expenses incurred by or on behalf of him or her in connection therewith. The Corporation shall pay such Expenses to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Section 2), or to such other person or entity as the Executive may designate in writing to the Corporation, within ten (10) days after the receipt of the Executive's written request therefor, without regard to the provisions of Section 3. In the event the Corporation refuses to pay such requested Expenses, the Executive may petition a court to order the Corporation to make such payment pursuant to Section 4.

            c.    Notwithstanding any other provision contained in this
      Article VI to the contrary, the Corporation shall not:

                  (i) indemnify, contribute or advance Expenses to an Executive with respect to any Action initiated or brought voluntarily by the Executive and not by way of defense, except with respect to Actions:

                        (a) brought to establish or enforce a right to indemnification, contribution and/or an advance of Expenses under Section 4 of this Article VI, under the Statute as it may then be in effect or under any other statute or law or otherwise as required;

                        (b) initiated or brought voluntarily by an Executive to the extent such Executive is successful on the merits or otherwise in connection with such an Action in accordance with and pursuant to Section 1b of this Article VI; or

                        (c) as to which the Board determines it to be appropriate.

                  (ii) indemnify the Executive under this Article VI for any amounts paid in settlement of any Action effected without the Corporation's written consent.

                  The Corporation shall not settle in any manner which would impose any Liabilities or other type of limitation on the Executive without the Executive's written consent. Neither the Corporation nor the Executive shall unreasonably withhold their consent to any proposed settlement.

            d. An Executive's conduct with respect to an employee benefit plan sponsored by or otherwise associated with the Corporation and/or an Affiliate for a purpose he or she reasonably believes to be in the interests of the participants in and beneficiaries of such plan is conduct that does not constitute a breach or failure to perform his or her duties to the Corporation or an Affiliate, as the case may be.

      2.    ADVANCE FOR EXPENSES.

            a. The Corporation shall pay to an Executive, or to such other person or entity as the Executive may designate in writing to the Corporation, his or her reasonable Expenses incurred by or on behalf of such Executive in connection with any Action, or claim, issue or matter associated with any such Action, in advance of the final disposition or conclusion of any such Action (or claim, issue or matter associated with any such Action), within ten (10) days after the receipt of the Executive's written request therefor; provided, the following conditions are satisfied:

                  (i) the Executive has first requested an advance of such Expenses in writing (and delivered a copy of such request to the Corporation) from the insurance carrier(s), if any, to whom a claim has been reported under an applicable insurance policy purchased by the Corporation and each such insurance carrier, if any, has declined to make such an advance;

                  (ii) the Executive furnishes to the Corporation an executed written certificate affirming his or her good faith belief that he or she has not engaged in misconduct which constitutes a Breach of Duty; and

                  (iii) the Executive furnishes to the Corporation an executed written agreement to repay any advances made under this Section 2 if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation for such Expenses pursuant to this Article VI.

            b. If the Corporation makes an advance of Expenses to an Executive pursuant to this Section 2, the Corporation shall be subrogated to every right of recovery the Executive may have against any insurance carrier from whom the Corporation has purchased insurance for such purpose.

      3.    DETERMINATION OF RIGHT TO INDEMNIFICATION.

            a. Except as otherwise set forth in this Section 3 or in Section 1c, any indemnification to be provided to an Executive by the Corporation under Section 1a of this Article VI upon the final disposition or conclusion of any Action, or any claim, issue or matter associated with any such Action, unless otherwise ordered by a court, shall be paid by the Corporation to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Section 2), or to such other person or entity as the Executive may designate in writing to the Corporation, within sixty (60) days after the receipt of the Executive's written request therefor. Such request shall include an accounting of all amounts for which indemnification is being sought. No further corporate authorization for such payment shall be required other than this Section 3.

            b. Notwithstanding the foregoing, the payment of such requested indemnifiable amounts pursuant to Section 1a may be denied by the Corporation if:

                  (i) the Board by a majority vote thereof determines that the Executive has engaged in misconduct which constitutes a Breach of Duty; or

                  (ii) a majority of the directors of the Corporation are a party in interest to such Action.

            c. In either event of nonpayment pursuant to Section 3b, the Board shall immediately authorize and direct, by resolution, that an independent determination be made as to whether the Executive has engaged in misconduct which constitutes a Breach of Duty and, therefore, whether indemnification of the Executive is proper pursuant to this
      Article VI.

            d. Such independent determination shall be made, at the option of the Executive(s) seeking indemnification, by (i) a panel of three arbitrators (selected as set forth below in Section 3f from the panels of arbitrators of the American Arbitration Association) in Milwaukee, Wisconsin, in accordance with the Commercial Arbitration Rules then prevailing of the American Arbitration Association; (ii) an independent legal counsel mutually selected by the Executive(s) seeking indemni-fication and the Board by a majority vote of a quorum thereof consisting of directors who were not parties in interest to such Action (or, if such quorum is not obtainable, by the majority vote of the entire Board); or (iii) a court in accordance with Section 4 of this Article VI.

            e. In any such determination there shall exist a rebuttable presumption that the Executive has not engaged in misconduct which constitutes a Breach of Duty and is, therefore, entitled to indemnification hereunder. The burden of rebutting such presumption by clear and convincing evidence shall be on the Corporation.

            f. If a panel of arbitrators is to be employed hereunder, one of such arbitrators shall be selected by the Board by a majority vote of a quorum thereof consisting of directors who were not parties in interest to such Action or, if such quorum is not obtainable, by an independent legal counsel chosen by the majority vote of the entire Board, the second by the Executive(s) seeking indemnification and the third by the previous two arbitrators.

            g. The Authority shall make its independent determination hereunder within sixty (60) days of being selected and shall simultaneously submit a written opinion of its conclusions to both the Corporation and the Executive.

            h. If the Authority determines that an Executive is entitled to be indemnified for any amounts pursuant to this Article VI, the Corporation shall pay such amounts to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to
      Section 2), including interest thereon as provided in Section 6c, or such other person or entity as the Executive may designate in writing to the Corporation, within ten (10) days of receipt of such opinion.

            i. Except with respect to any judicial determination pursuant to Section 4, the Expenses associated with the indemnification process set forth in this Section 3, including, without limitation, the Expenses of the Authority selected hereunder, shall be paid by the Corporation.

      4.    COURT-ORDERED INDEMNIFICATION AND ADVANCE FOR EXPENSES.

            a. An Executive may, either before or within two years after a determination, if any, has been made by the Authority, petition the court before which such Action was brought or any other court of competent jurisdiction to independently determine whether or not he or she has engaged in misconduct which constitutes a Breach of Duty and is, therefore, entitled to indemnification under the provisions of this
      Article VI. Such court shall thereupon have the exclusive authority to make such determination unless and until such court dismisses or otherwise terminates such proceeding without having made such determination. An Executive may petition a court under this Section 4 either to seek an initial determination by the court as authorized by
      Section 3d or to seek review by the court of a previous adverse determination by the Authority.

            b. The court shall make its independent determination irrespective of any prior determination made by the Authority; provided, however, that there shall exist a rebuttable presumption that the Executive has not engaged in misconduct which constitutes a Breach of Duty and is, therefore, entitled to indemnification hereunder. The burden of rebutting such presumption by clear and convincing evidence shall be on the Corporation.

            c. In the event the court determines that an Executive has engaged in misconduct which constitutes a Breach of Duty, it may nonetheless order indemnification to be paid by the Corporation if it determines that the Executive is fairly and reasonably entitled to indemnification in view of all of the circumstances of such Action.

            d. In the event the Corporation does not (i) advance Expenses to the Executive within ten (10) days of such Executive's compliance with Section 2; or (ii) indemnify an Executive with respect to requested Expenses under Section 1b within ten (10) days of such Executive's written request therefor, the Executive may petition the court before which such Action was brought, if any, or any other court of competent jurisdiction to order the Corporation to pay such reasonable Expenses immediately. Such court, after giving any notice it considers necessary, shall order the Corporation to pay such Expenses if it determines that the Executive has complied with the applicable provisions of Section 2 or 1b, as the case may be.

            e. If the court determines pursuant to this Section 4 that the Executive is entitled to be indemnified for any Liabilities and/or Expenses, or to the advance of Expenses, unless otherwise ordered by such court, the Corporation shall pay such Liabilities and/or Expenses to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Section 2), including interest thereon as provided in Section 6c, or to such other person or entity as the Execu-tive may designate in writing to the Corporation, within ten (10) days of the rendering of such determination.

            f. An Executive shall pay all Expenses incurred by such Executive in connection with the judicial determination provided in this
      Section 4, unless it shall ultimately be determined by the court that he or she is entitled, in whole or in part, to be indemnified by, or to receive an advance from, the Corporation as authorized by this Article
      VI. All Expenses incurred by an Executive in connection with any subsequent appeal of the judicial determination provided for in this
      Section 4 shall be paid by the Executive regardless of the disposition of such appeal.

      5. TERMINATION OF AN ACTION IS NONCONCLUSIVE. The adverse termination of any Action against an Executive by judgment, order settlement, conviction, or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the Executive has engaged in misconduct which constitutes a Breach of Duty.

      6.    PARTIAL INDEMNIFICATION; REASONABLENESS; INTEREST.

            a. If it is determined by the Authority, or by a court, that an Executive is entitled to indemnification as to some claims, issues or matters, but not as to other claims, issues or matters, involved in any Action, the Authority, or the court, shall authorize the proration and payment by the Corporation of such Liabilities and/or reasonable Expenses with respect to which indemnification is sought by the Execu-tive, among such claims, issues or matters as the Authority, or the court, shall deem appropriate in light of all of the circumstances of such Action.

            b. If it is determined by the Authority, or by a court, that certain Expenses incurred by or on behalf of an Executive are for whatever reason unreasonable in amount, the Authority, or the court, shall nonetheless authorize indemnification to be paid by the Corporation to the Executive for such Expenses as the Authority, or the court, shall deem reasonable in light of all of the circumstances of such Action.

            c. Interest shall be paid by the Corporation to an Executive, to the extent deemed appropriate by the Authority, or by a court, at a reasonable interest rate, for amounts for which the Corporation indemnifies or advances to the Executive.

      7.    INSURANCE; SUBROGATION.

            a. The Corporation may purchase and maintain insurance on behalf of any person who is or was an Executive of the Corporation, and/or is or was serving as an Executive of an Affiliate, against Liabilities and/or Expenses asserted against him or her and/or incurred by or on behalf of him or her in any such capacity, or arising out of his or her status as such an Executive, whether or not the Corporation would have the power to indemnify him or her against such Liabilities and/or Expenses under this Article VI or under the Statute as it may then be in effect. Except as expressly provided herein, the purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the Corporation and/or any Executive under this Article VI. Such insurance may, but need not, be for the benefit of all Executives of the Corporation and those serving as an Executive of an Affiliate.

            b. If an Executive shall receive payment from any insurance carrier or from the plaintiff in any Action against such Executive in respect of indemnified amounts after payments on account of all or part of such indemnified amounts have been made by the Corporation pursuant to this Article VI, such Executive shall promptly reimburse the Corporation for the amount, if any, by which the sum of such payment by such insurance carrier or such plaintiff and payments by the Corporation to such Executive exceeds such indemnified amounts; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy, such as deductible, retention or co-insurance amounts, shall not be deemed to be payments to such Executive hereunder.

            c. Upon payment of indemnified amounts under this Article VI, the Corporation shall be subrogated to such Executive's rights against any insurance carrier in respect of such indemnified amounts and the Executive shall execute and deliver any and all instruments and/or documents and perform any and all other acts or deeds which the Corporation shall deem necessary or advisable to secure such rights.

      The Executive shall do nothing to prejudice such rights of recovery or subrogation.

      8. WITNESS EXPENSES. The Corporation shall advance or reimburse any and all reasonable Expenses incurred by or on behalf of an Executive in connection with his or her appearance as a witness in any Action at a time when he or she has not been formally named a defendant or respondent to such an Action, within ten (10) days after the receipt of an Executive's written request therefor.

      9.    CONTRIBUTION.

      Subject to the limitations of this Section 9, if the indemnity provided for in Section 1 of this Article VI is unavailable to an Executive for any reason whatsoever, the Corporation, in lieu of indemnifying the Executive, shall contribute to the amount incurred by or on behalf of the Executive, whether for Liabilities and/or for reasonable Expenses in connection with any Action in such proportion as deemed fair and reasonable by the Authority, or by a court, in light of all of the circumstances of any such Action, in order to reflect:

                  (i) the relative benefits received by the Corporation and the Executive as a result of the event(s) and/or transaction(s) giving cause to such Action; and/or

                  (ii) the relative fault of the Corporation (and its other Executives, employees and/or agents) and the Executive in connection with such event(s) and/or transaction(s).

            b. The relative fault of the Corporation (and its other Executives, employees and/or agents), on the one hand, and of the Executive, on the other hand, shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Liabilities and/or Expenses. The Corporation agrees that it would not be just and equitable if contribution pursuant to this
      Section 9 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

            c. An Executive shall not be entitled to contribution from the Corporation under this Section 9 in the event it is determined by the Authority, or by a court, that the Executive has engaged in misconduct which constitutes a Breach of Duty.

            d. The Corporation's payment of, and an Executive's right to, contribution under this Section 9 shall be made and determined in accordance with and pursuant to the provisions in Sections 3 and/or 4 of this Article VI relating to the Corporation's payment of, and the Executive's right to, indemnification under this Article VI.

      10. INDEMNIFICATION OF EMPLOYEES. Unless otherwise specifically set forth in this Article VI, the Corporation shall indemnify and hold harmless any person who is or was a party, or is threatened to be made a party to any Action by reason of his or her status as, or the fact that he or she is or was an employee or authorized agent or representative of the Corporation and/or an Affiliate as to acts performed in the course and within the scope of such employee's, agent's or representative's duties to the Corporation and/or an Affiliate, in accordance with and to the fullest extent permitted by the Statute as it may then be in effect.

      11. SEVERABILITY. If any provision of this Article VI shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Article VI contravene public policy, this
Article VI shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further Action or deed by or on behalf of the Corporation, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable, and the Corporation shall indemnify an Executive as to Liabilities and reasonable Expenses with respect to any Action to the full extent permitted by any applicable provision of this Article VI that shall not have been invalidated and to the full extent otherwise permitted by the Statute as it may then be in effect.

      12. NONEXCLUSIVITY OF ARTICLE VI. The right to indemnification, contribution and advancement of Expenses provided to an Executive by this
Article VI shall not be deemed exclusive of any other rights to indemnification, contribution and/or advancement of Expenses which any Executive or other employee or agent of the Corporation and/or of an Affiliate may be entitled under any charter provision, written agreement, resolution, vote of shareholders or disinterested directors of the Corporation or otherwise, including, without limitation, under the Statute as it may then be in effect, both as to acts in his or her official capacity as such Executive or other employee or agent of the Corporation and/or of an Affiliate or as to acts in any other capacity while holding such office or position, whether or not the Corporation would have the power to indemnify, contribute and/or advance Expenses to the Executive under this Article VI or under the Statute; provided that it is not determined that the Executive or other employee or agent has engaged in misconduct which constitutes a Breach of Duty.

      13.   NOTICE TO THE CORPORATION; DEFENSE OF ACTIONS.

            a. An Executive shall promptly notify the Corporation in writing upon being served with or having actual knowledge of any citation, summons, complaint, indictment or any other similar document relating to any Action which may result in a claim of indemnification, contribution or advancement of Expenses hereunder, but the omission so to notify the Corporation will not relieve the Corporation from any liability which it may have to the Executive otherwise than under this Agreement unless the Corporation shall have been irreparably prejudiced by such omission.

            b. With respect to any such Action as to which an Executive notifies the Corporation of the commencement thereof:

                  (i) The Corporation shall be entitled to participate therein at its own expense; and

                  (ii) Except as otherwise provided below, to the extent that it may wish, the Corporation (or any other indemnifying party, including any insurance carrier, similarly notified by the Corporation or the Executive) shall be entitled to assume the defense thereof, with counsel selected by the Corporation (or such other indemnifying party) and reasonably satisfactory to the Executive.

            c. After notice from the Corporation (or such other indemnifying party) to the Executive of its election to assume the defense of an Action, the Corporation shall not be liable to the Executive under this Article VI for any Expenses subsequently incurred by the Executive in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Executive shall have the right to employ his or her own counsel in such Action but the Expenses of such counsel incurred after notice from the Corporation (or such other indemnifying party) of its assumption of the defense thereof shall be at the expense of the Executive unless (i) the employment of counsel by the Executive has been authorized by the Corporation; (ii) the Executive shall have reasonably concluded that there may be a conflict of interest between the Corporation (or such other indemnifying party) and the Executive in the conduct of the defense of such Action; or (iii) the Corporation (or such other indem-nifying party) shall not in fact have employed counsel to assume the defense of such Action, in each of which cases the Expenses of counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any Derivative Action or any Action as to which the Executive shall have made the conclusion provided for in clause (ii) above.

      14. CONTINUITY OF RIGHTS AND OBLIGATIONS. The terms and provisions of this Article VI shall continue as to an Executive subsequent to the Termination Date and such terms and provisions shall inure to the benefit of the heirs, estate, executors and administrators of such Executive and the suc-cessors and assigns of the Corporation, including, without limitation, any successor to the Corporation by way of merger, consolidation and/or sale or disposition of all or substantially all of the assets or capital stock of the Corporation. Except as provided herein, all rights and obligations of the Corporation and the Executive hereunder shall continue in full force and effect despite the subsequent amendment or modification of the Corporation's Articles of Incorporation, as such are in effect on the date hereof, and such rights and obligations shall not be affected by any such amendment or modification, any resolution of directors or shareholders of the Corporation, or by any other corporate action which conflicts with or purports to amend, modify, limit or eliminate any of the rights or obligations of the Corporation and/or of the Executive hereunder.

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      15.   AMENDMENT. This Article VI may only be altered, amended or repealed by the affirmative vote of a majority of the shareholders of the Corporation so entitled to vote; provided, however, that the Board may alter or amend this Article VI without such shareholder approval if any such alteration or amendment:

            a. is made in order to conform to any provision of the Wisconsin Business Corporation Law, including, without limitation, the Statute, which (i) expands or permits the expansion of an Executive's right to indemnification thereunder; (ii) limits or eliminates, or permits the limitation or elimination, of liability of the Executives; or (iii) is otherwise beneficial to the Executives; or

            b. in the sole judgment and discretion of the Board, does not materially adversely affect the rights and protections of the shareholders of the Corporation.

            Any repeal, modification or amendment of this Article VI shall not adversely affect any rights or protections of an Executive existing under this Article VI immediately prior to the time of such repeal, modification or amendment and any such repeal, modification or amendment shall have a prospective effect only.

      16. CERTAIN DEFINITIONS. The following terms as used in this Article VI shall be defined as follows:

            a. "Action(s)" shall include, without limitation, any threatened, pending or completed action, claim, litigation, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, whether predicated on foreign, Federal, state or local law, whether brought under and/or predicated upon the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or their respective state counterparts and/or any rule or regulation promulgated thereunder, whether a Derivative Action and whether formal or informal.

            b. "Affiliate" shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust, or other similar enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Corporation.

            c. "Authority" shall mean the panel of arbitrators or independent legal counsel selected under Section 3 of the Agreement.

            d. "Board" shall mean the Board of Directors of the Corporation.

            e. "Breach of Duty" shall mean the Executive breached or failed to perform his or her duties to the Corporation or an Affiliate, as the case may be, and the Executive's breach of or failure to perform those duties constituted:

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                  (i)   A willful failure to deal fairly with the Corporation
            (or an Affiliate) or its shareholders in connection with a matter in which the Executive has a material conflict of interest;

                  (ii)  A violation of the criminal law, unless the Executive:

            (a) Had reasonable cause to believe his or her conduct was lawful; or

            (b) Had no reasonable cause to believe his or her conduct was unlawful;

                  (iii) A transaction from which the Executive derived an
            improper personal profit (unless such profit is determined to be immaterial in light of all the circumstances of the Action); or

                  (iv)  Willful misconduct.

            f. "Derivative Action" shall mean any Action brought by or in the right of the Corporation and/or an Affiliate.

            g. "Executive(s)" shall mean any individual who is, was or has agreed to become a director and/or officer of the Corporation and/or an Affiliate.

            h. "Expenses" shall include, without limitation, all expenses, fees, costs, charges, attorneys' fees and disbursements, other out-of-pocket costs, reasonable compensation for time spent by the Executive in connection with the Action for which he or she is not otherwise compensated by the Corporation, any Affiliate, any third party or other entity and any and all other direct and indirect costs of any type or nature whatsoever.

            i. "Liabilities" shall include, without limitation, judgments, amounts incurred in settlement, fines, penalties and, with respect to any employee benefit plan, any excise tax or penalty incurred in connection therewith, and any and all other liabilities of every type or nature whatsoever.

            j. "Statute" shall mean Wisconsin Business Corporation Law Sections 180.0850 to 180.0859 (or any successor provisions).

            k. "Termination Date" shall mean the date an Executive ceases, for whatever reason, to serve in an employment relationship with the Company and/or any Affiliate.

                              ARTICLE VII.  SEAL

      THE BOARD OF DIRECTORS shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the words "WISCONSIN PUBLIC SERVICE CORPORATION, GREEN BAY, WIS., CORPORATE SEAL." The continued use for any purpose of any former corporate seal or facsimile thereof shall have the

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same effect as the use of the corporate seal or facsimile thereof in the form provided by the preceding sentence.

                            ARTICLE VIII.  AMENDMENTS

      1. The Board of Directors shall have authority to adopt, amend, or repeal the By-laws of this Corporation upon affirmative vote of a majority of the total number of directors at a meeting of the Board, the notice of which shall have included notice of the proposed amendment; but the Board of Directors shall have no power to amend any By-law adopted or amended by the shareholders or to reinstate any By-law repealed by the shareholders unless the shareholders shall hereafter confer such authority upon the Board of Directors.

      2. The shareholders shall have power to adopt, amend or repeal any of the By-laws of the Corporation, at any regular or special meeting of the shareholders, in accordance with the provisions of Article II of these By-laws. There shall be included in the notice of such regular or special meeting a statement of the nature of any amendment that is proposed for the consideration of the shareholders by the holders of at least 5% of the voting stock of the Corporation in a writing delivered to the Secretary of the Corporation not less than ninety (90) days prior to the date of such meeting or by the Board of Directors.

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